                                                                    EXHIBIT 1.1

                          THE PLASTIC SURGERY COMPANY

                        2,760,000 SHARES OF COMMON STOCK

                         FORM OF UNDERWRITING AGREEMENT


                             ________________, 1999


Cruttenden Roth Incorporated
H.C. Wainwright & Co., Inc.
c/o Cruttenden Roth Incorporated
24 Corporate Plaza
Newport Beach, CA  92660

Ladies and Gentlemen:

         The Plastic Surgery Company, a Georgia corporation (the "Company"), proposes to sell to the several underwriters named in Schedule I hereto (the "Underwriters") 2,400,000 shares (the "Firm Shares") of the Company's common stock, no par value per share (the "Common Stock"). The Company and the shareholders of the Company named in Schedule II hereto (the "Selling Shareholders") have also agreed to grant to you an option (the "Option") to purchase up to _________ (the "Company Option Shares") and ________ (the "Selling Shareholder Option Shares") additional shares of Common Stock, respectively, on the terms and for the purposes set forth in Section 1(b) hereof. The Company Option Shares and the Selling Shareholder Option Shares are hereinafter referred to collectively as the "Option Shares." The Firm Shares and the Option Shares are hereinafter collectively referred to as the "Shares."

         The Company and the Selling Shareholders confirm as follows their agreements with you.

         1.    AGREEMENT TO SELL AND PURCHASE; PUBLIC OFFERING;
UNDERWRITER'S WARRANTS.

         (a) On the basis of the representations, warranties and covenants herein contained, and subject to all the terms and conditions of this Agreement, the Company agrees to sell to the Underwriters the Firm Shares, and each of the Underwriters, severally and not jointly, agrees to purchase at the purchase price of $________ per share the number of Firm Shares set forth opposite such Underwriter's name in Schedule I hereto.

         (b) Subject to all the terms and conditions of this Agreement, the Company and the Selling Shareholders set forth in Schedule II hereto also grant the Underwriters the Option to purchase, severally and not jointly, up to ___________ Company Option Shares and ___________ Selling Shareholder Option Shares in the amounts set forth opposite each Selling Shareholder's name in
Schedule II hereto, each at the same price per share as you shall pay for the Firm Shares. The Option may be exercised only to cover over-allotments in the sale of the Firm Shares and may be exercised in whole or in part at any time or from time to time on or before the 45th day after the date of the Prospectus (as defined below) upon written or telegraphic notice (the "Option Shares Notice") by you to the Company and the Attorney-in-Fact (as defined herein) for the Selling Shareholders no later than 12:00 noon, Atlanta, Georgia time, at least two and no more than ten business days before the date and time specified for closing in the Option Shares Notice (the "Option Closing Date") setting forth the aggregate number of Option Shares to be purchased. In the event the Underwriters elect to purchase less than all of the Option Shares, the Selling Shareholder Option Shares shall be purchased first, pro rata, in the amounts up to those set forth on Schedule II hereto prior to purchasing any Company Option Shares. On the Option Closing Date, the Company will issue and sell and the Selling Shareholders will sell to the Underwriters the number of Option Shares set forth in the Option Shares Notice, and unless otherwise adjusted by the Underwriters, each of the Underwriters will purchase such percentage of the Option Shares as is equal to the percentage of Firm Shares that such Underwriter is purchasing.

         (c) After the Registration Statement becomes effective, upon the authorization by you of the release of the Shares, the several Underwriters propose to offer the Firm Shares and the Option Shares purchased by the Underwriters for sale initially at the price per share set forth in the Prospectus (the initial offering price) and upon the terms set forth therein.


         (d) On the Closing Date, the Company will further issue and sell to you for a total purchase price of $250.00, warrants entitling the holders thereof to purchase an aggregate of 240,000 shares of Common Stock, at an initial exercise price of $_____ per share [120% OF THE PUBLIC OFFERING PRICE FOR THE SHARES] (the "Underwriter's Warrants") for a period of three (3) years, such period to commence twenty-four (24) months after the Effective Date. Such Underwriter's Warrants shall contain such other terms and provisions as may be set forth in an agreement with respect thereto (the "Warrant Agreement") executed and delivered by the Company and you simultaneously with the execution and delivery of this Agreement. As provided in the Warrant Agreement, you may designate that the Underwriter's Warrants be issued in varying amounts directly to your respective bona fide officers and not to you. Such designation will be made by you only if you determine that such issuances would not violate the Rules of Conduct of the National Association of Securities Dealers, Inc. relating to the review of corporate financing arrangements. The holders of the Underwriter's Warrants will be entitled to the registration rights set forth in the Warrant Agreement.


         2.    DELIVERY AND PAYMENT.

         Delivery of the Firm Shares shall be made to you by or on behalf of the Company against payment of the purchase price by federal funds wire transfer payable in same day funds to the order of the Company at the offices of Nelson Mullins Riley & Scarborough, L.L.P., 999 Peachtree Street, N.E., Suite 1400, Atlanta, Georgia 30309, or at such other place as may be agreed upon by the Underwriters and the Company, at 10:00 a.m., Atlanta, Georgia time, on the third full business day following the date of this Agreement (the "Closing Date"), or at such other time on such date, or at such other place, as may be agreed upon by the Company and the Underwriters.

         To the extent the Option is exercised, delivery of the Option Shares against payment therefor (in the manner specified above) will take place at the offices specified above on the Option Closing Date (which, subject to the requirements set forth above for the Option Shares Notice, may be the Closing
Date).

         Certificates evidencing the Shares shall be in definitive form and shall be registered in such names and in such denominations as you shall request not less than 48 hours prior to the Closing Date or the Option Closing Date, as the case may be, by written notice to the Company. For the purpose of expediting the checking and packaging of certificates for the Shares, the Company agrees to make such certificates available for inspection at least 24 hours prior to the Closing Date or the Option Closing Date, as the case may be, at a location to be designated by you. If the Underwriters so elect, delivery of the Shares may be made by credit through full fast transfer to the accounts designated by the Underwriters at The Depository Trust Company.

         The cost of original issue tax stamps, if any, in connection with the issuance and delivery of the Shares by the Company to the Underwriters shall be borne by the Company. The Company will pay and save each of the Underwriters and any subsequent holder of the Shares harmless from any and all liabilities with respect to or resulting from any failure or delay in paying federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to such Underwriter of the Firm Shares and Option Shares.

         3.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company represents, warrants and covenants to each of the Underwriters that:

         (a) The Company has prepared and has filed with the Securities and Exchange Commission (the "Commission") a registration statement (Registration No. 333-78565) on Form S-1 relating to the Shares, including a preliminary prospectus and such amendments to such registration statement as may have been required to the date of this Agreement, under the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (collectively referred to as the "Rules and Regulations") of the Commission thereunder. The registration statement and all amendments thereto have been duly authorized and executed by the Company in accordance with the Rules and Regulations. The term "preliminary prospectus" as used herein means a preliminary prospectus as contemplated by Rule 430 or Rule 430A of the Rules and Regulations included at any time as part of the registration statement. Copies of such registration statement and amendments and of each related preliminary prospectus have been delivered to you. If such registration statement has not become effective, a further amendment to such registration statement, including a form of final prospectus, necessary to permit such registration statement to become effective, will be filed promptly by the Company with the Commission. If such registration statement has become effective, a final prospectus containing information permitted to be omitted at the time of effectiveness by Rule 430A of the Rules and Regulations will be filed promptly by the Company with the Commission in accordance with Rule 424(b) of the Rules and Regulations, if required. The term "Registration Statement" as used herein means the registration statement as amended at the time it becomes or became effective (the "Effective Date"), including financial statements and all exhibits and any information deemed to be included by Rule 430A. The term "Prospectus" means the prospectus as first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, if no such filing is required, the form of final prospectus included in the Registration Statement at the Effective Date.

         (b) On the Effective Date, the date the Prospectus is first filed with the Commission pursuant to Rule 424(b) (if required), at all times subsequent thereto through and including the Closing Date and, if later, the Option Closing Date and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, the Registration Statement and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement thereto), including the financial statements included in the Prospectus, did or will comply with all applicable provisions of the Act and the Rules and Regulations and did or will contain all statements required to be stated therein in accordance with the Act and the Rules and Regulations. On the Effective Date and when any post-effective amendment to the Registration Statement becomes effective, no part of the Registration Statement or any such amendment or supplement did or will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. On the date any amendment or supplement to the Prospectus is filed with the Commission and at the Closing Date and, if later, the Option Closing Date, the Prospectus did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this Section 3(b) do not apply to any statements or omissions made in reliance on and in conformity with information relating to the Underwriters furnished in writing to the Company by the Underwriters specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto. The Company acknowledges that the only information relating to the Underwriters furnished in writing to the Company by the Underwriters specifically for inclusion in the Registration Statement, any preliminary prospectus and the Prospectus is the information in the last paragraph on the cover page and the statements set forth under the heading "Underwriting" in any preliminary prospectus or the Prospectus.

         (c) The Company has no subsidiaries (as defined in the Rules and Regulations). The Company is, and at the Closing Date and, if later, the Option Closing Date will be, a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. The Company has, and at the Closing Date and, if later, the Option Closing Date will have, full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus. The Company is, and at the Closing Date and, if later, the Option Closing Date will be, duly licensed or qualified to do business and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, and no proceeding has been instituted in any jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, the Company's power, authority, licensing or qualification. The Company does not own, and at the Closing Date and, if later, the Option Closing Date will not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity. Complete and correct copies of the Amended and Restated Articles of Incorporation (the "Restated Articles") and the Amended and Restated Bylaws (the "Bylaws") of the Company and all amendments thereto have been delivered to you, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date or, if later, the Option Closing Date.

         (d) The outstanding shares of the Company's Common Stock have been, and the Shares when issued and delivered pursuant to this Agreement and the shares of Common Stock to be issued upon exercise of the Underwriter's Warrants will be, duly authorized, validly issued, fully paid and nonassessable and will not be subject to any preemptive or similar right. The Underwriter's Warrants, when issued, paid for and delivered in accordance with the terms of the Warrant Agreement, will be duly authorized, validly issued, fully paid and nonassessable and will not be subject to any preemptive or similar right. The description of the Common Stock in the Registration Statement and the Prospectus is, and at the Closing Date and, if later, the Option Closing Date will be, complete and accurate in all material respects. All offers and sales of securities of the Company have been at all relevant times duly registered under or exempt from the registration requirements of the Act and were duly registered under or exempt from the registration requirements of all applicable state securities or Blue Sky laws. Except as set forth in the Prospectus and except for options issued under the Company's stock option plans, the Company does not have outstanding, and at the Closing Date and, if later, the Option Closing Date will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell any shares of Common Stock or any such warrants, convertible securities or obligations. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

         (e) The financial statements together with the related notes and schedules included in the Registration Statement or the Prospectus are accurate in all material respects and present fairly the financial condition of the Company as of the respective dates thereof and the results of operations and cash flows of the Company for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Prospectus. The financial and statistical data set forth in the Prospectus under the captions "Prospectus Summary," "Summary Financial Data," "Use of Proceeds," "Dilution," "Capitalization," "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and "Principal and Selling Shareholders" have been compiled on a basis consistent with that of the audited financial statements contained in the Registration Statement and Prospectus and fairly present in all material respects the information set forth therein. No other financial statements or schedules of the Company are required by the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the Rules and Regulations to be included in the Registration Statement or the Prospectus. Arthur Andersen LLP (the "Accountants"), who have reported on certain of such financial statements and schedules, are independent auditors with respect to the Company as required by the Act and the Rules and Regulations.

         (f) The Company maintains a system of internal accounting controls sufficient to assure that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company's system of internal accounting controls is sufficient to meet the broad objectives of internal accounting control insofar as those objectives pertain to the prevention or detection of errors or irregularities in amounts that would be material in relation to the Company's financial statements; and, except as disclosed in the Prospectus, neither the Company nor, to the Company's knowledge, any employee or agent of the Company has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation, the receipt or payment of which could have a material adverse effect on the Company.

         (g) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of the families of any of them, nor has there been any transaction between or among the Company or any of its affiliates, officers or directors or any affiliate or affiliates of any such officer or directors, except as disclosed in the Registration Statement and the Prospectus.

         (h) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Date and, if later, the Option Closing Date, except as set forth in the Registration Statement and the Prospectus, (i) there has not been and will not have been any material adverse change in the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company, arising for any reason whatsoever, (ii) the Company has not incurred nor will it incur any material liabilities or obligations, direct or contingent, except in the ordinary course of business, (iii) the Company has not entered into any material transaction not in the ordinary course of business, (iv) the Company has not and will not have paid or declared any dividends or other distributions of any kind on any class of its capital stock,
(v) there has not been and will not have been any change in the capitalization of the Company other than pursuant to the exercise of employee stock options or the issuance of shares under the Company's stock option plans and (vi) there has not been any loss or damage (whether or not insured) to the property of the Company which has been sustained or will have been sustained which has a material adverse effect on the business, business prospects, condition (financial or otherwise) or results of operations of the Company.

         (i) The Company has timely filed all necessary federal, state and foreign income and franchise tax returns and has paid all taxes shown thereon to the extent such taxes have become due and are not being contested in good faith, and there is no tax deficiency that has been or, to the best of the Company's knowledge, might be asserted against the Company that might have a material adverse effect on the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company, and all tax liabilities are adequately provided for on the books of the Company.

         (j) The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

         (k) Except as set forth in the Registration Statement and the Prospectus, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or, to the knowledge of the Company, any of its respective officers in their capacity as such, before or by any federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would materially and adversely affect the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company or prevent or materially hinder the consummation of this Agreement or the Warrant Agreement.

         (l) The Company has not at any time during the past five years: (i) made any unlawful contributions to any candidate for any political office, or failed fully to disclose any contribution in violation of law; or (ii) made any payment to any state, federal or foreign government official, or other person charged with similar public or quasi-public duty (other than payment required or permitted by applicable law).

         (m) The Company has, and at the Closing Date and, if later, the Option Closing Date will have: (i) all material governmental licenses, certificates, permits, consents, orders, approvals and other authorizations necessary to carry on its business as contemplated in the Prospectus; (ii) complied in all material respects with all laws, regulations and orders applicable to it or its business or properties; and (iii) performed all obligations required to be performed by it and is not, and at the Closing Date and, if later, the Option Closing Date will not be, in default, under any contract or other instrument material to it to which it is a party or by which its property is bound or affected where such default would materially and adversely affect the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company or prevent or materially hinder the consummation of this Agreement or the Warrant Agreement. To the best knowledge of the Company, as of the date of this Agreement, the Closing Date and, if later, the Option Closing Date no other party under any contract or other instrument to which it is a party is in default thereunder. The Company is not, and at the Closing Date and, if later, the Option Closing Date will not be, in violation of any provision of the Restated Articles or Bylaws.

         (n) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required for the consummation by the Company of the transactions on its part contemplated by this Agreement and the Warrant Agreement, except such as have been obtained under the Act or the Rules and Regulations and such as may be required under state securities or Blue Sky laws or the bylaws and rules of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution by the Underwriters of the Shares and the Underwriter's Warrants to be sold by the Company.

         (o) The filing of the Registration Statement and the execution and delivery of this Agreement and the Warrant Agreement have been duly authorized by the Board of Directors of the Company, and the Company has full corporate power and authority to enter into this Agreement and the Warrant Agreement and to perform its obligations hereunder and thereunder. This Agreement and the Warrant Agreement have been duly executed and delivered by the Company and constitute valid and binding agreements of the Company enforceable against the Company in accordance with the terms hereof and thereof, except as enforceability may be limited by applicable equitable principles, or by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect affecting the enforcement of creditors' rights. The performance of this Agreement and the Warrant Agreement and the consummation of the transactions contemplated hereby and thereby will not result in the creation or imposition of any material lien, charge or encumbrance upon any of the assets of the Company pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the articles of incorporation or bylaws of the Company, any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which the Company is a party or by which the Company or any of its properties are bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company, the occurrence of which would materially and adversely affect the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company or prevent or materially hinder the consummation of this Agreement or the Warrant Agreement.

         (p) The Company has good and marketable title to all properties and assets described in the Registration Statement and Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or are not material to the business of the Company. The Company has valid, subsisting and enforceable leases for the properties described in the Prospectus as leased by it, except as enforceability may be limited by applicable equitable principles, or by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect affecting the enforcement of creditors' rights, and with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such properties by the Company, and the Company has no notice or knowledge of any material claim of any sort which has been, or may be, asserted by anyone adverse to the Company's rights as lessee or sublessee under any lease or sublease described above, or affecting or questioning the Company's rights to the continued possession of the leased or subleased premises under any such lease or sublease in conflict with the terms thereof. The Company owns or leases all such properties as are necessary to its operations as now conducted.

         (q) The Company owns or possesses adequate rights to use all patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names and copyrights which are necessary to conduct its business as described in the Registration Statement and Prospectus; except as set forth in the Registration Statement and the Prospectus, the Company has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of the Company by others with respect to any patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights, and the Company has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of others with respect to any patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights owned or used by the Company.

         (r) To the best of the Company's knowledge, no labor disturbance by the employees of the Company exists or is imminent; and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers that could be expected to result in a material adverse change in the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company.

         (s) The Company maintains insurance with insurers of recognized financial responsibility of the types and in the amounts generally deemed adequate for their respective business and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers.

         (t) Except as described in the Registration Statement and the Prospectus, to the best of the Company's knowledge, there is no factual basis for any action, suit or other proceeding involving the Company or any of its material assets for any failure of the Company, or any predecessor thereof, to comply with any requirements of federal, state, local or foreign regulation relating to air, water, solid waste management, hazardous or toxic substances, or the protection of health or the environment. Except as described in the Registration Statement and the Prospectus, none of the property owned or leased by the Company is, to the best knowledge of the Company, contaminated with any waste or hazardous substances, and the

Company may not be deemed an "owner or operator" of a "facility" or "vessel" which owns, possesses, transports, generates or disposes of a "hazardous substance" as those terms are defined in Section 9601 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss.9601, et seq.

         (u) All documents or contracts required to be filed as an exhibit to the Registration Statement to which the Company is a party have been filed as exhibits to the Registration Statement and have been duly authorized, executed and delivered by the Company, constitute valid and binding agreements of the Company and are enforceable against the Company in accordance with the terms thereof.

         (v) The Company has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or the Common Stock, and the Company is not aware of any such action taken or to be taken by affiliates of the Company. To assure compliance with Regulation M under the Exchange Act, the Company will not make bids for or purchases of or induce bids for or purchases of, directly or indirectly, any shares of Common Stock or securities convertible into Common Stock of the Company until the distribution of all shares of Common Stock being sold in the public offering has been completed.

         (w) No holder of securities of the Company has rights which have not been waived to require the registration of any securities of the Company because of the filing of the Registration Statement. There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

         (x) The Company has taken such action as necessary to have the Shares authorized for trading, and all of the Shares have been approved for listing, on the American Stock Exchange ("AMEX") upon notice of issuance.

         (y) Other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder's fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.

         (z) On the Closing Date all transfer or other taxes (including franchise, capital stock or other tax, other than income taxes, imposed by any jurisdiction), if any, which are required to be paid in connection with the sale and transfer of the Shares and the to the Underwriters hereunder will have been fully paid or provided for by the Company and all laws imposing such taxes will have been fully complied with in all material respects.

         (aa) No statement, representation, warranty or covenant made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Underwriters is or will be, when made, inaccurate, untrue or incorrect in any material respect, unless such statement, representation, warranty or covenant is qualified as to materiality, in which case it is not or will not be, when made, inaccurate, untrue or incorrect.

         (bb) To the best of the Company's knowledge, none of the Selling Shareholders listed under the caption "Principal and Selling Shareholders" section of the Prospectus is a member of the NASD that is participating in the distribution of the Shares or a "person associated with a member," as that term is defined in the NASD's Review of Corporate Financing Interpretation.

         (cc) Any certificate signed by any officer of the Company and delivered to you or to counsel for the Underwriters pursuant to the provisions of this Agreement shall be deemed a representation and warranty to each Underwriter as to the matters covered thereby.

         (dd) The Company has not distributed and will not distribute prior to the later of (i) the Closing Date or the Option Closing Date, as the case may be, or (ii) completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than any preliminary prospectuses, the Prospectus, the Registration Statement and other materials, if any, permitted by the Act.

         4.    REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDERS.

         Each of the Selling Shareholders, severally and not jointly, represents, warrants and covenants to each Underwriter as of the Option Closing Date (if any) that:

         (a) Such Selling Shareholder at the Option Closing Date will have good and marketable title to the Shares set forth in Schedule II to be sold by such Selling Shareholder, free and clear of any liens, encumbrances, equities and claims (other than as imposed by the Act or this Agreement), and full right, power and authority to effect the sale and delivery of such Shares; and upon the delivery of and payment for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, good and marketable title thereto, free and clear of any liens, encumbrances, equities and claims, will be transferred to the Underwriters.

         (b) Such Selling Shareholder has duly executed and delivered the Custody Agreement and Power of Attorney (the "Custody Agreement") in the form previously delivered to the Underwriters, appointing Jonathan E. Wilfong and Dennis E. Condon, and each of them, as such Selling Shareholder's attorney-in-fact (the "Attorney-in-Fact") and the Company, as custodian (the "Custodian"). The Attorney-in-Fact is authorized to execute, deliver and perform this Agreement on behalf of such Selling Shareholder, to deliver the Shares to be sold by such Selling Shareholder hereunder, to accept payment therefor and otherwise to act on behalf of such Selling Shareholder in connection with this Agreement. Certificates, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank, representing the Shares to be sold by such

Selling Shareholder hereunder have been deposited with the Custodian pursuant to the Custody Agreement for the purpose of delivery pursuant to this Agreement. Such Selling Shareholder agrees that the shares of Common Stock represented by the certificates on deposit with the Custodian are subject to the interests of the Company, the Underwriters and the other Selling Shareholders hereunder, that the arrangements made for such custody and the appointment of the Attorney-in-Fact are to that extent irrevocable, and that the obligations of such Selling Shareholder hereunder shall not be terminated except as provided in this Agreement and the Custody Agreement. If such Selling Shareholder should die, become disabled or be declared incompetent, dissolve or become insolvent, or if any other event should occur before the delivery of the Shares of such Selling Shareholder hereunder, the certificates for such Shares deposited with the Custodian shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death, disability, incompetency, dissolution, insolvency or other event had not occurred, regardless of whether or not the Custodian or the Attorney-in-Fact shall have received notice thereof.

         (c) Such Selling Shareholder, acting through its duly authorized Attorney-in-Fact, has duly executed and delivered this Agreement; this Agreement constitutes a legal, valid and binding obligation of such Selling Shareholder; all authorizations and consents necessary for the execution and delivery of this Agreement and the Custody Agreement on behalf of such Selling Shareholder and for the sale and delivery of the Shares to be sold by such Selling Shareholder hereunder have been given, except as may be required by the Act or state securities laws or the NASD; and such Selling Shareholder has the legal capacity and full right, power and authority to execute this Agreement and the Custody Agreement.

         (d) The performance of this Agreement and the Custody Agreement and the consummation of the transactions contemplated hereby and thereby by each of the Selling Shareholders will not result in a material breach or violation of, or material conflict with, any of the terms or provisions of, or constitute a material default by such Selling Shareholder under, any indenture, mortgage, deed of trust (constructive or other), loan agreement, lease, franchise, license or other agreement or instrument to which such Selling Shareholder or any of its properties is bound, any statute, or any judgment, decree, order, rule or regulation or any court or governmental agency or body applicable to such Selling Shareholder or any of its properties.

         (e) Such Selling Shareholder has not distributed and will not distribute any prospectus or other offering material in connection with the offer and sale of the Shares other than any preliminary prospectus prepared and filed by the Company with the Commission or the Prospectus or other material permitted by the Act.

         (f) Such Selling Shareholder has reviewed and is familiar with the Registration Statement as originally filed with the Commission and the preliminary prospectus contained therein. To the knowledge of such Selling Shareholder, the preliminary prospectus does not include an untrue statement of a material fact, or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; other than as disclosed to the Underwriters, such Selling Shareholder is not prompted to sell the Shares to be sold by such Selling Shareholder by any material, non-public information concerning the Company that is not set forth in the preliminary prospectus or the Prospectus.

         (g) To the extent that any statements or omissions made in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder expressly for use therein, such Registration Statement, preliminary prospectus and Prospectus and any amendments or supplements thereto did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

         (h) No approval, consent, order, authorization, designation, declaration or filing by or with any regulatory body, administrative or other governmental body is necessary in connection with the execution and delivery of this Agreement by such Selling Shareholder, and the consummation by it of the transactions herein contemplated (other than as required by the Act, state securities laws and the NASD).

         (i) Any certificates signed by or on behalf of such Selling Shareholder as such and delivered to the Underwriters or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Shareholder to each Underwriter as to the matters covered thereby.

         (j) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal
Responsibility Act of 1982 with respect to the transactions herein contemplated such Selling Shareholder agrees to deliver to you prior to or at the Option Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

         (k) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action intended to constitute or which has constituted, or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of the Common Stock. To assure compliance with Regulation M under the Exchange Act, such Selling Shareholder will not make bids for or purchases of or induce bids for or purchases of, directly or indirectly, any shares of Common Stock or securities convertible into Common Stock of the Company until the distribution of all shares of Common Stock being sold in the public offering has been completed.

         5.    COVENANTS OF THE COMPANY.

         The Company covenants and agrees with each of the Underwriters as follows:

         (a) The Company will not, either prior to the Effective Date or thereafter during such period as the Prospectus is required by law to be delivered in connection with sales of the

Shares by an underwriter or dealer, file any amendment or supplement to the Registration Statement or the Prospectus, unless a copy thereof shall first have been submitted to you within a reasonable period of time prior to the filing thereof and you shall not have objected thereto in good faith.

         (b) The Company will use its reasonable best efforts to cause the Registration Statement and any amendment thereto, if not effective at the time and date that this Agreement is executed by the parties hereto, to become effective as promptly as possible and will notify you promptly and confirm such advice in writing: (i) when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective; (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof; (iv) of the happening of any event during the period mentioned in the second sentence of Section 5(e) that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading; and (v) of receipt by the Company or any representatives or attorney of the Company of any other communication from the Commission relating to the Company, the Registration Statement, any preliminary prospectus or the Prospectus. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment. If the Company has omitted any information from the Registration Statement pursuant to Rule 430A of the Rules and Regulations, the Company will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430A and to notify the Underwriters promptly of all such filings.

         (c) The Company will furnish to you at or before the Closing Date, without charge, four signed copies of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto, and will furnish you with such number of copies of the Registration Statement, without exhibits, and all amendments thereto as you may reasonably request.

         (d) The Company will comply with all the provisions of any undertakings contained in the Registration Statement. The Company will, from time to time, after the effective date of the Registration Statement file with the Commission such reports as are required by the Act, the Exchange Act, the Rules and Regulations and the Exchange Act Rules and Regulations.

         (e) On the Effective Date, and thereafter from time to time until expiration of the period mentioned in the second sentence of this Section 5(e), the Company will deliver to each of you, without charge, as many copies of the Prospectus or any amendment or supplement thereto as you may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by you and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event shall occur which in the judgment of the Company or your counsel should be set forth in the Prospectus in order to make any statement therein, in light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, the Company will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and will deliver to each of you, without charge, such number of copies thereof as you may reasonably request.

         (f) The Company will use its reasonable best efforts to qualify to register the Shares for sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters may reasonably designate and will make such application and furnish such information as may be required for that purpose and to comply with such laws; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject. The Company will, from time to time, prepare and file such statements and reports as are or may be required to continue such qualification in effect for so long a period as the Underwriters may reasonably request.

         (g) During a period of five years after the date hereof, the Company will furnish to its shareholders as soon as practicable after the end of each respective period annual reports (including financial statements audited by independent certified public accountants) and unaudited quarterly reports of operations for each of the first three quarters of the fiscal year, and will furnish to you and the other several Underwriters hereunder, upon request (i) concurrently with furnishing such reports to its shareholders, statements of operations of the Company for each of the first three quarters in the form furnished to the Company's shareholders, (ii) concurrently with furnishing to its shareholders, a balance sheet of the Company as of the end of such fiscal year, together with statements of operations, shareholders' equity and cash flows of the Company for such fiscal year, accompanied by a copy of the certificate or report thereon of independent certified public accountants,
(iii) as soon as they are available, copies of all reports (financial or other) mailed to shareholders, (iv) as soon as they are available, copies of all reports and financial statements furnished to or filed with the Commission, any securities exchange or the NASD, (v) every material press release and every material news item or article in respect of the Company or its affairs which was generally released to shareholders or prepared by the Company and (vi) any additional information of a public nature concerning the Company, or the Subsidiaries, or its business which you may reasonably request. During such five year period, in the event the Company has an active subsidiary or subsidiaries, the foregoing financial statements shall be on a consolidated basis to the extent that the accounts of the Company and such subsidiary or subsidiaries are consolidated in reports furnished to its shareholders generally.

         (h) The Company will make generally available to holders of its securities as soon as may be practicable but in no event later than the last day of the 15th full calendar month following the calendar quarter in which the Effective Date falls, an earnings statement (which need not be audited but shall be in reasonable detail) for a period of 12 months ended commencing after the Effective Date, and satisfying the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).

         (i) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay, or reimburse if paid by the Underwriters, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to costs and expenses of or relating to: (i) the preparation, printing, and filing of the Registration Statement and exhibits to it, each preliminary prospectus; the Prospectus and any amendment or supplement to the Registration Statement or the Prospectus; (ii) the preparation and delivery of certificates representing the Shares; (iii) the printing of this Agreement and other underwriting documents, including Underwriter's Questionnaires, Underwriter's Powers of Attorney, Blue Sky Memorandum, Master Agreement Among Underwriters and Master Selected Dealer Agreements, if any; (iv) furnishing (including costs of shipping and mailing) such copies of the Registration Statement, the Prospectus and any preliminary prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold; (v) the listing of the Shares on the American Stock Exchange; (vi) any filings required to be made by you with the NASD (but not the fees and disbursements of your counsel in connection therewith); (vii) the exemption of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 5(f), including the fees, disbursements and other charges of your counsel in connection therewith, and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda; (viii) the transfer agent for the Shares; (ix) the fees and expenses of counsel to the Company and of the Company's accountants; and (x) any and all taxes (including any transfer, franchise, capital stock or other tax imposed on any jurisdiction) on sales by the Company to the Underwriters hereunder.

         (j) In addition to the foregoing expenses, the Company shall pay to Cruttenden Roth Incorporated on the Closing Date a non-accountable expense allowance equal to 1% of the gross proceeds of the sale of the Shares. In the event the transactions contemplated hereby are not consummated by reason of any action by the Underwriters (except if such prevention is based upon a breach by the Company of any covenant, representation or warranty contained herein or because any other condition to the Underwriters' obligations hereunder required to be fulfilled by the Company is not fulfilled), the Company shall not be liable to the Underwriters for any out-of-pocket accountable expenses except that the Underwriters may retain all monies paid to them prior to the termination of this Agreement, but only to the extent of out-of-pocket accountable expenses incurred by the Underwriters, and the Underwriters shall return to the Company all monies received in excess of their out-of-pocket accountable expenses. In the event the transactions contemplated hereby are not consummated by reason of any action of the Company or because of a breach by the Company of any covenant, representation or warranty contained herein, the Company shall be liable for the out-of-pocket accountable expenses incurred by the Underwriters, including attorneys' fees, less a credit of any amounts previously paid by the Company to the Underwriters, and the Underwriters shall return to the Company all monies received in excess of their out-of-pocket accountable expenses.

         (k) The Company will not at any time, directly or indirectly, take any action designed, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares. The Company will not make bids for or purchases of or induce bids for or purchases of, directly or indirectly, any shares of Common Stock or securities convertible into Common Stock of the Company until the distribution of all shares of Common Stock being sold in the public offering has been completed.

         (l) The Company will apply the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Prospectus under "Use of Proceeds." The Company will not distribute any offering material in connection with the offering and sale of the Shares other than any preliminary prospectus, the Prospectus, the Registration Statement or other material permitted or required by the Act.

         (m) During the period of 360 days commencing on the Closing Date, the Company will not, without your prior written consent, grant options to purchase shares of Common Stock, except in accordance with the provisions of the Company's stock option plans as previously approved by the Company's shareholders and as in effect on the date hereof.

         (n) Except pursuant to this Agreement or with the prior written consent of Cruttenden Roth, the Company will not, and the Company has provided agreements executed by each of the Company's officers and directors and each shareholder owning 1% or more of the Common Stock of the Company prior to the Closing Date providing that none of them will, for a period of 180 days from the date of the Prospectus (the "Lock-up Period"), offer, pledge, sell, transfer, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any shares of Common Stock or any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for shares of Common Stock otherwise than with the prior written consent of Cruttenden Roth; provided, however, that the exercise of stock options or other purchases of Common Stock under stock option plans or other incentive compensation arrangements for employees or directors as previously approved by the Company's Board of Directors and as in effect on the date hereof shall not be prohibited. The Company will not, and each of the foregoing persons will not, for a period commencing on the last day of the Lock-up Period and ending 180 days thereafter sell any Common Stock or otherwise engage in a transaction which is designed to or could reasonably be expected to lead to or result in a disposition of Common Stock or securities convertible into or exchangeable for Common Stock, unless such sale or other transaction is effected through Cruttenden Roth (which shall be entitled to charge usual and customary fees and commissions).

         (o) The Company will maintain and keep accurate books and records reflecting its assets and maintain internal accounting controls which provide reasonable assurance that: (i) transactions are executed in accordance with management's authorization; (ii) transactions are recorded as necessary to permit the preparation of the Company's financial statements and to maintain accountability for the assets of the Company; (iii) access to the assets of the Company is permitted only in accordance with management's authorization; and
(iv) the
recorded accounts of the assets of the Company are compared with existing assets at reasonable intervals.

         (p) If at any time during the 90-day period after the Registration Statement is declared effective, any rumor, publication or event relating to or affecting the Company shall occur as a result of which, in your opinion, the market price for the Shares has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from you advising it as to the effect set forth above, consult with you concerning the necessity of the Company issuing a press release or other public statement responding to or commenting on such rumor, publication or event.

         (q) The Company will supply you with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Shares under the Act.

         (r) Prior to the Closing Date (and, if applicable, the Option Closing Date), and for a period of ninety (90) days thereafter, the Company will furnish to you, as soon as they have been prepared, copies of any unaudited interim financial statements of the Company for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statement and the Prospectus.

         (s) Prior to the Closing Date (and, if applicable, the Option Closing Date), the Company will not issue any press releases or other communications directly or indirectly and will hold no press conferences with respect to the Company, the business, properties, assets, liabilities, financial condition or results of operations of the Company, or the offering of the Shares, without your prior consent which shall not be unreasonably withheld.

         (t) The Company will use its best efforts to maintain the listing of the Shares on the American Stock Exchange.

         (u) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for its Common Stock.

         (v) During a period of 180 days from the effective date of the Registration Statement, the Company will not file a registration statement registering any shares under any stock option plan or other employee benefit plan.

         (w) The Company will reserve and keep available that maximum number of its authorized but unissued Common Stock which are issuable upon exercise of the Underwriter's Warrants outstanding from time to time.

         (x) For a period of two (2) years from the date of the Prospectus, the Company, at its expense, shall cause its regularly engaged independent certified public accountants to review in accordance with SAS 71 (but not audit) the Company's financial statements for each of the first three (3) fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company's quarterly report on Form 10-Q and the mailing of quarterly financial information to its shareholders.

         6.    CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS.

         The respective obligations of the Underwriters to purchase and pay for the Shares shall be subject to the following conditions:

         (a) Notification that the Registration Statement has become effective shall be received by you not later than 5:30 p.m., Atlanta, Georgia time, on the date of this Agreement or at such later date and time as shall be consented to in writing by you and all filings required by Rule 424, Rule 430A, Rule 434 and Rule 462(b), if applicable, of the Rules and Regulations shall have been made.

         (b) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or, to the knowledge of the Company, threatened by the Commission, (ii) no order suspending the effectiveness of the Registration Statement or the exemption of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect, and no proceeding for such purpose shall be pending before or threatened or contemplated by the Commission or the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and to the satisfaction of the Underwriters,
(iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to you and you did not object thereto in good faith, (v) the NASD, upon review of the terms of the public offering of the Shares, shall not have objected to such offering, such terms or the Underwriters' participation in the same, and (vi) and you shall have received certificates, dated the Closing Date and the Option Closing Date, as the case may be, and signed by the Chief Executive Officer and the Chief Financial Officer of the Company (who may, as to proceedings threatened, rely upon the best of their information and belief), to the effect of clauses (i), (ii) and (iii).

         (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall not have been a material adverse change, or any development involving a prospective material adverse change, in the general affairs, business, business prospects, properties, management, key personnel, condition (financial or otherwise) or results of operations of the Company, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in the Registration Statement and the Prospectus (or, in the case of a prospective change, other than as contemplated by the Registration Statement and the Prospectus) and (ii) the Company shall not have sustained any material loss or interference with its business or properties from fire, explosion, flood, hurricane or other casualty or calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus, if in your reasonable judgment any such development makes it inadvisable to consummate the sale and delivery of the Shares by you at the public offering price. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company or any of its officers or directors in their capacities as such, before or by any federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding would materially and adversely affect the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company.

         (d) All corporate proceedings and other legal matters in connection with this Agreement, the Registration Statement and the Prospectus, and the registration, authorization, issue, sale and delivery of the Shares, shall have been reasonably satisfactory to counsel to the Underwriters, and such counsel shall have been furnished with such papers and information as they may reasonably have requested to enable them to pass upon the matters referred to in this Section 6(d).

         (e) Each of the representations and warranties of the Company contained herein shall be true, accurate and correct in all material respects at the Closing Date and, with respect to the Option Shares, at the Option Closing Date, as if made at the Closing Date and, with respect to the Option Shares, at the Option Closing Date, and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to the Closing Date and, with respect to the Option Shares, at or prior to the Option Closing Date, shall have been duly performed, fulfilled or complied with.

         (f) The Underwriters shall have received an opinion, dated the Closing Date and, with respect to the Option Shares, the Option Closing Date, satisfactory in form and substance to your counsel, from King & Spalding, counsel to the Company, to the effect that:

               (i) The Company has been duly incorporated and is validly existing under the laws of the State of Georgia. The Company has the corporate power and corporate authority under such laws to own its properties and conduct its business as described in the Prospectus. The Company is qualified to do business as a foreign corporation in good standing in all other jurisdictions, except where the failure to so qualify would not have a material adverse effect upon the Company.

               (ii) As of the dates specified therein, the Company had authorized and issued capital stock as set forth under the caption "Capitalization" in the Prospectus.

               (iii) The certificates evidencing the Shares are in due and proper form. The Shares delivered on such Closing Date have been duly authorized, validly issued and are fully paid and nonassessable and conform to the description thereof contained in the Prospectus.

                  (iv) The outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description thereof contained in the Prospectus; and the shareholders of the Company have no preemptive or similar rights with respect to the Shares or the Common Stock. All offers and sales of the Company's securities since incorporation were at all relevant times duly registered or exempt from the registration requirements of the Act and were duly registered or the subject of an exemption from the registration requirements of applicable state securities or Blue Sky laws.

                  (v) The shares of Common Stock of the Company issuable upon exercise of the Underwriter's Warrants in accordance with the terms of the Warrant Agreement and at the prices therein provided for, have been duly authorized and reserved for issuance upon such exercise, and such shares, when issued upon exercise in accordance with the terms of the Warrant Agreement and at the price provided for, will be duly and validly issued, fully paid and nonassessable.

                  (vi) Other than the Warrant Agreement, there are no contracts, agreements or understandings known to such counsel between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

                  (vii) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the issuance or sale of the Shares or the issuance of the Underwriter's Warrants or the Common Stock issuable upon exercise of the Underwriter's Warrants or the consummation of the other transactions contemplated by this Agreement and the Warrant Agreement, except such as have been obtained and made under the Act, the Exchange Act and such as may be required under state securities or Blue Sky laws.

                  (viii) The filing of the Registration Statement has been duly authorized by the Board of Directors of the Company. The execution, delivery and performance of this Agreement and the Warrant Agreement and the consummation of the transactions herein and therein contemplated, including the issuance and sale of the Shares and compliance with the provisions thereof, will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) applicable provisions of federal or state law or regulation or, to the knowledge of such counsel, order of any federal or state governmental agency or body or any court having jurisdiction over the Company or any of its properties, (B) any material obligation, agreement, covenant or condition contained in any agreement or instrument to the knowledge of such counsel to which the Company is a party or by which the Company is bound or to which any of the properties of the Company is subject, or (C) the Restated Articles or the Bylaws of the Company, and the Company has full power and authority to authorize, issue and sell the Firm Shares and the Company Option Shares as contemplated by this Agreement.

                  (ix) The Registration Statement was declared effective under the Act as of the date and time specified in such opinion, the Prospectus either was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein or was included in the Registration Statement (as the case may be), and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act; the Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations (except that such counsel need express no opinion as to financial statements, schedules and other financial or statistical information included therein); the descriptions in the Registration Statement and Prospectus of the Restated Articles and Bylaws of the Company and of federal or Georgia statutes, legal and governmental proceedings and contracts and other documents are accurate in all material respects and fairly present in all material respects the information required to be shown; and such counsel does not know of any statutes or regulations or any pending or threatened legal or governmental proceedings, required to be described in the Prospectus which are not described as required nor of any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements, schedules or other financial or statistical data contained in the Registration Statement or the Prospectus or as to the section of the Prospectus entitled "Underwriting."

                  (x) This Agreement and the Warrant Agreement have been duly authorized, executed and delivered by the Company and constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, except (A) as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or similar laws now or hereafter in effect relating to creditors' rights or debtors' obligations generally; (B) that the remedies of specific performance and injunctive and other forms of relief are subject to general equitable principles, whether enforcement is sought at law or in equity, and that such enforcement may be subject to the discretion of the court before which any proceedings therefor may be brought; and (C) as rights to indemnity and contribution may be limited by state or federal laws relating to securities or the policies underlying such laws.

                  (xi) To the knowledge of such counsel, the Company holds all licenses, certificates, permits and approvals from all state, federal and other regulatory authorities, and has satisfied in all material respects the requirements imposed by regulatory bodies, administrative agencies or other governmental bodies, agencies or officials, that are required for the Company lawfully to own, lease and operate its properties and conduct its business as described in the Prospectus, and, to the knowledge of such counsel, the Company is conducting its business in compliance in all material respects with all of the laws, rules and regulations of each jurisdiction in which it conducts its business.

                  (xii) The statements made in the Registration Statement under the captions "Business," "Dividend Policy," "Management," "Principal and Selling Shareholders," "Certain Transactions," "Capitalization," "Description of Capital Stock," and "Shares Eligible for Future Sale," to the extent that they constitute summaries of documents referred to therein or matters of law or legal conclusions, have been reviewed by such counsel and are accurate summaries and fairly present the information disclosed therein.

                  (xiii) The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         Such opinion shall also contain a statement by counsel to the effect that such counsel has no reason to believe that the Registration Statement, or any amendment thereto, as of its effective date and at all times subsequent thereto up to and on the Closing Date and the Option Closing Date (if applicable), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading (other than the financial statements, schedules and other financial or statistical data included in, or required to be included in the Registration Statement or the Prospectus, as to which such counsel need express no opinion), or that the Prospectus, or any Amendment or supplement thereto, as of its issue date and at all times subsequent thereto up to and on the Closing Date and the Option Closing Date (if applicable), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (other than the financial statements, schedules and other financial or statistical data included in, or required to be included in the Registration Statement or the Prospectus, as to which such counsel need express no opinion).

         Counsel rendering the foregoing opinion may rely as to questions of law not involving the laws of the United States or the State of Georgia upon opinions of local counsel, and as to questions of fact upon representations or certificates of officers of the Company or the Selling Shareholders and of government officials, in which case their opinion is to state that they are so relying and that they have no knowledge of any material misstatement or inaccuracy in any such opinion.

         (g) The Underwriters shall have received an opinion, dated the Option Closing Date satisfactory in form and substance to your counsel, from _________________________, counsel to the Selling Shareholders, to the effect that:

                 (i) This Agreement and the Custody Agreement have been duly executed and delivered by or on behalf of each of the Selling Shareholders and constitute valid and binding agreements of such Selling Shareholders in accordance with their terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect affecting the enforcement of creditors' rights and except that the enforceability of the rights to indemnity and contribution contained herein and therein may be limited by federal or state laws and public policy underlying such laws.

                 (ii) To the knowledge of such counsel, the sale of the Shares to be sold by each Selling Shareholder hereunder and the compliance by such Selling Shareholder with all of the provisions of this Agreement and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a material breach or violation of any terms or provisions of, or constitute a material default under any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property or assets of such Selling Shareholder is subject, or applicable provisions of federal or statutory law or regulation or order or any federal or state court or governmental agency or body known to such counsel to be applicable to such Selling Shareholder or the property of such Selling Shareholder.

                 (iii) To the knowledge of such counsel, no consent, approval, authorization or order of any federal or state court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement in connection with the Shares to be sold by each Selling Shareholder hereunder, except such as have been obtained under the Act and such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of such Shares by the Underwriters, as to which such counsel need express no opinion.

                 (iv) Assuming that the Underwriters will take delivery of the Shares for value in good faith and without notice of any adverse claim and that the Underwriters are not parties themselves to any fraud or illegality affecting the Shares, and by delivery of a certificate or certificates therefor, the Selling Shareholders will transfer to the Underwriters good and marketable title to such shares, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

         In rendering such opinion, such counsel may rely as to matters of fact, to the extent counsel deems proper, on certificates of the Selling Shareholders and the representations and warranties contained herein and in the Custody Agreement executed by such Selling Shareholder. Such counsel also may rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

         (h) You shall have received an opinion, dated the Closing Date and, if applicable, the Option Closing Date, from Nelson Mullins Riley & Scarborough, L.L.P., as your counsel, with respect to the Registration Statement, the Prospectus and this Agreement, which opinion shall be satisfactory in all respects to you, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

         (i) You shall have received at or prior to the Closing Date from Nelson Mullins Riley & Scarborough, L.L.P. a memorandum or memoranda, in form and substance satisfactory to you, with respect to the exemption for offering and sale by the Underwriters of the Shares under state securities or Blue Sky laws of such jurisdictions as the Underwriters may have designated to the Company.

         (j) The Underwriters shall have received from the Accountants a letter dated the date hereof, and at the Closing Date a second letter dated the Closing Date (and, if applicable, the Option Closing Date), in form and substance satisfactory to the Underwriters stating that they are independent auditors with respect to the Company within the meaning of the Act and the applicable Rules and Regulations, and the answer to Item 509 of Regulation S-K set forth in the Registration Statement is correct insofar as it relates to them, and stating that:

               (i) In their opinion, the financial statements and schedules examined by them and included in the Registration Statement or Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations and are presented in accordance with generally accepted accounting principles; and they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the interim financial statements, selected financial and operating data, and/or condensed financial statements derived from audited financial statements of the Company.

               (ii) The financial information included in the Preliminary Prospectus and the Prospectus under the captions "Prospectus Summary," "Summary Financial and Operating Data" and "Selected Financial Data" for each of the periods reflected therein agrees with the corresponding amounts in the audited financial statements included in the Prospectus or previously reported on by them.

               (iii) On the basis of a reading of the latest available interim financial statements (unaudited) of the Company, a reading of the minute books of the Company, inquiries of officials of the Company responsible for financial and accounting matters and other specified procedures, all of which have been agreed to by the Underwriters, nothing came to their attention that caused them to believe that:

                         a. the unaudited financial statements included in the Registration Statement do not comply as to form in all material respects with the accounting requirements of the federal securities laws and the related published rules and regulations thereunder or are not in conformity with generally accepted accounting principles applied on a basis consistent with the basis for the audited financial statements contained in the Registration Statement;

                         b. any other unaudited financial statement data included in the Prospectus do not agree with the corresponding items in the unaudited financial statements from which data was derived and any such unaudited data were not determined on a basis consistent with the basis for the corresponding amounts in the audited financial statements included in the Prospectus;

                         c. at a specified date not more than five days prior to the date of delivery of such respective letter, there was any change in the capital stock, decline in shareholders' equity or increase in long-term debt of the Company, or any decreases in working capital, net current assets or net assets or other items specified by the Underwriters, in each case as compared with amounts shown in the latest balance sheets included in the Prospectus, except in each case for changes, decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letters; and

                         d. for the period from the closing date of the latest statements of operations included in the Prospectus to a specified date not more than five days prior to the date of delivery of such respective letter, there were any decreases in net revenues or net income of the Company, or other items appearing on the face of the statement of operations specified by the Underwriters, or any increases in any items appearing on the face of the statement of operations specified by the Underwriters, in each case as compared with the corresponding period of the preceding year, except in each case for decreases which the Prospectus discloses have occurred or may occur or which are described in such letter.

                  (iv) They have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information specified by you which are derived from the general accounting records of the Company, which appear in the Prospectus and have compared such amounts, percentages and financial information with the accounting records of the Company and have found them to be in agreement.

         In the event that the letters to be delivered referred to above set forth any such changes, decreases or increases, it shall be a further condition to the obligations of the Underwriters that the Underwriters shall have reasonably determined, after discussions with officers of the Company responsible for financial and accounting matters and with the Accountants, that such changes, decreases or increases as are set forth in such letters do not reflect a material adverse change in the shareholders' equity or long-term debt of the Company as compared with the amounts shown in the latest balance sheet of the Company included in the Prospectus, or a material adverse change in total net revenues or net income of the Company, in each case as compared with the corresponding period of the prior year.

         (k) At the Closing Date and, as to the Option Shares, the Option Closing Date, there shall be furnished to you a certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and Chief Financial Officer of the Company, in form and substance satisfactory to you, to the effect that:

               (i) Each of the representations and warranties of the Company contained in Section 3 of this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all material respects;

               (ii) Each of the covenants required herein to be performed by the Company on or prior to the delivery of such certificate has been duly, timely and fully performed, and each condition herein required to be complied with by the Company on or prior to the date of such certificate has been duly, timely and fully complied with in all material respects.

         (l) On or prior to the Closing Date, you shall have received the executed agreements referred to in Section 5(n).

         (m) The Shares shall be exempt for offer and sale in such states as you may reasonably request, each such exemption shall be in effect and not subject to any stop order or other proceeding on the Closing Date or the Option Closing Date.

         (n) The Shares shall be listed on the American Stock Exchange, upon official notice of issuance with respect to the Firm Shares and the Company Option Shares.

         (o) No Underwriter shall have advised the Company that the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or any supplement thereto, contains an untrue statement of fact which, in your reasonable judgment, is material, or omits to state a fact which, in your reasonable judgment, is material and is required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and the Company shall not have cured such untrue statement of fact or stated a statement of fact required to be stated therein.

         (p) The Company shall have furnished to you such certificates, in addition to those specifically mentioned herein, as you may have reasonably requested as to the accuracy and completeness at the Closing Date and the Option Closing Date of any statement in the Registration Statement or the Prospectus, as to the accuracy at the Closing Date and the Option Closing Date of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to your obligations hereunder.

         (q) The Selling Shareholders or the Attorney-in-Fact shall deliver to the Underwriters a certificate dated the Option Closing Date, if any, and executed by each Selling Shareholder or the Attorney-in-Fact to the effect that the representations and warranties of the

Selling Shareholders shall be true and correct in all material respects as of the Option Closing Date.

         (r) The Company shall execute and deliver to Cruttenden Roth Incorporated and its designees the Underwriter's Warrants for an initial exercise price of $_____ per share. The Underwriter's Warrants will be substantially in the form as filed as an exhibit to the Registration Statement.

         All such opinions, certificates, letters and documents will be in compliance with the provisions of this Agreement only if they are reasonably satisfactory to you and counsel for the Underwriters. The Company will furnish you with such conformed copies of such opinions, certificates, letters and documents as you may request.

         If any of the conditions specified in this Section 6 shall not have been satisfied at or prior to the Closing Date (and, if applicable, the Option Closing Date) or waived by you in writing, this Agreement may be terminated by you pursuant to Section 8 hereof.

         7.    INDEMNIFICATION AND CONTRIBUTION.

         (a) The Company will indemnify and hold harmless each Underwriter (including, without limitation, in its capacity as an Underwriter or as a "qualified independent underwriter" within the meaning of Rule 2700 of the
NASD), the directors, officers, employees and agents of each Underwriter and each person, if any, who controls each Underwriter within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based in whole or in part upon (i) any inaccuracy in the representations and warranties of the Company contained herein, (ii) any failure of the Company to perform its obligations hereunder or under law or (iii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or in any documents filed under the Exchange Act, or the omission or alleged omission to state in such document a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus or the Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability; and further provided, that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person by an Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to an Underwriter furnished in writing to the Company by an Underwriter expressly for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus. The Company acknowledges that the information in the last paragraph on the cover page, the paragraphs relating to stabilization and passive market making practices on the inside front cover and the statements set forth under the heading "Underwriting" in any preliminary prospectus and the Prospectus constitute the only information relating to any Underwriter furnished in writing to the Company by you expressly for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

         (b) Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter (including, without limitation, in its capacity as an Underwriter or as a "qualified independent underwriter" within the meaning of Rule 2700 of the NASD), and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or
Section 20 of the Exchange Act, and the Company, its directors, its officers who sign the Registration Statement and each person, if any who controls the Company within the meaning of either such Section, provided, however, that the indemnification obligation of each Selling Shareholder shall be limited to the net proceeds received by such Selling Shareholder with respect to the Shares sold, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendment or supplement thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement or the Prospectus or in any preliminary prospectus; provided, however, that the foregoing indemnity agreement shall be effective only if Selling Shareholder Option Shares are sold pursuant to this Agreement; further provided, that the foregoing indemnity agreement with respect to any preliminary prospectus or the Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability; and further provided, that the Selling Shareholders will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person by an Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to an Underwriter furnished in writing to the Company by an Underwriter expressly for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus. The Selling Shareholders acknowledge that the information in the last paragraph on the cover page, the paragraphs relating to stabilization and passive market making practices on the inside front cover and the statements set forth under the heading "Underwriting" in any preliminary prospectus and the Prospectus constitute the only information relating to any Underwriter furnished in writing to the Company by you expressly for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus. This indemnity agreement will be in addition to any liability that each Selling Shareholder might otherwise have.

         (c) Each Underwriter will indemnify and hold harmless the Company, each Selling Shareholder, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company to the Underwriters, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to you furnished in writing to the Company by you expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus; provided, however, that such indemnity shall not be applicable to any Selling Shareholder if no Selling Shareholder Option Shares are sold pursuant to this Agreement. The Company acknowledges that the information set forth in the last paragraph on the cover page, the paragraphs relating to stabilization and passive market making practices on the inside front cover and the statements set forth under the heading "Underwriting" in any preliminary prospectus and the Prospectus constitute the only information relating to the Underwriters furnished in writing to the Company by the Underwriters expressly for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus. This indemnity will be in addition to any liability that the Underwriters might otherwise have.

         (d) Any party that proposes to assert the right to be indemnified under this Section 7 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 7, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 7 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party), or (iii) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld).

         (e) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 7 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company, the Underwriters or the Selling Shareholders, then the Company, the Underwriters and the Selling Shareholders will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Underwriters and the Selling Shareholders, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who may be liable for contribution) to which the Company, the Underwriters and the Selling Shareholders may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company, the Underwriters and the Selling Shareholders. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same respective proportions as the total net proceeds from the offering (before deducting expenses) received by the Company bears to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative benefits received by the Selling Shareholders shall be deemed to be in proportion to the net proceeds to be received by them in the offering, as set forth in the table on the cover page of the Prospectus. If, but only if, the allocation provided by the foregoing sentences is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentences but also the relative fault of the Company, the Underwriters and the Selling Shareholders with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Underwriters or the Selling Shareholders, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Underwriters and the Selling Shareholders agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this
Section 7(d) shall be deemed to include, for purpose of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), an Underwriter shall not be required to contribute any amount in excess of the underwriting discounts received by it (less the aggregate amount of any damages which such Underwriter and its controlling persons have otherwise been required to pay in respect of the same or any similar claim), no Selling Shareholder shall be required to contribute any amount in excess of the net proceeds received by such Selling Shareholder (less the amount such Selling Shareholder has otherwise been required to pay in respect of the same or any similar claim) and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 7(d) are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 7(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer and director of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution maybe made under this Section 7(d), will notify any such party or parties from whom contribution may be sought, but the omission to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 7(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

         (f)   The indemnity and contribution agreements contained in this
Section 7 and the representations and warranties of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by the Underwriters or on their behalf, (ii) acceptance of any of the Shares and payment therefor or (iii) any termination of this Agreement.

         (g) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 7, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 7 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement and Prospectus as required by the Act and the Exchange Act.

         8.    TERMINATION.

         The Underwriters' obligations under this Agreement may be terminated at any time on or prior to the Closing Date (or, with respect to the Option Shares, on or prior to the Option Closing Date), by notice to the Company from the Underwriters, without liability on the part of any of the Underwriters to the Company (provided, however, that this Section 8 and Sections 5(i), 5(j) and 7 shall be and always remain effective), if, prior to delivery and payment for the Shares (or the Option Shares, as the case may be), in your reasonable judgment, (i) the Company shall have failed, refused or been unable to perform any agreement on its part to be performed, or because of such condition the Underwriters' obligations hereunder required to be fulfilled are not fulfilled, including, but not limited to, any change in the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company from that set forth in the Registration Statement or Prospectus which, in your reasonable judgment, is material and adverse; (ii) any condition specified in Section 6 of this Agreement shall not have been satisfied; (iii) trading in any of the equity securities of the Company shall have been suspended by the Commission, by an exchange that lists the Shares or by the Nasdaq National Market; (iv) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange or by order of the Commission or any court of other governmental authority; (v) a general banking moratorium shall have been declared by either federal or state authorities; or (vi) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity, crisis, act of God or hostile act against the United States shall have occurred the effect of any of which is such as to make it, in your reasonable judgment, impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus.

         9.    SUBSTITUTION OF UNDERWRITERS.

         If any Underwriter shall fail or refuse to purchase any of the Shares which it has agreed to purchase hereunder, and the aggregate number of Shares which such defaulting Underwriter agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Shares, the other Underwriters shall be obligated, severally, to purchase the Shares that such defaulting Underwriter agreed but failed or refused to purchase, in the proportions which the number of Shares which they have respectively agreed to purchase pursuant to Section 1 bears to the aggregate number of Shares which all such non-defaulting Underwriters have so agreed to purchase, or in such other proportions as you may specify; provided, that in no event shall the maximum number of Shares which an Underwriter has been obligated to purchase pursuant to Section 1 be increased pursuant to this Section 9 by more than one-ninth of such number of Shares without the prior written consent of such Underwriter. If an Underwriter shall fail or refuse to purchase any Shares and the aggregate number of Shares which such defaulting Underwriter agreed but failed or refused to purchase exceeds one-tenth of the aggregate number of the Shares and arrangements satisfactory to the non-defaulting Underwriters or the Company for the purchase of such Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company for the purchase or sale of any Shares under this Agreement. In any such case the Underwriters, the Company or the Selling Shareholders shall have the right to postpone the Closing Date or Option Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken pursuant to this Section 9 shall not relieve any defaulting Underwriter from liability in respect to any default of such Underwriter under this Agreement.

         10.   DEFAULT BY A SELLING SHAREHOLDER.

         If any of the Selling Shareholders shall fail to sell and deliver the number of Selling Shareholder Option Shares that such Selling Shareholder is obligated to sell, the Underwriters may, at their option, by notice to the Company, either (a) require the Company to sell and deliver such number of shares of Common Stock as to which the Selling Shareholders have defaulted, (b) elect to purchase the Firm Shares and the Option Shares that the Company and the non-defaulting Selling Shareholders have agreed to sell pursuant to this Agreement or (c) terminate this Agreement if the Company shall have refused to sell and deliver to the Underwriters the shares of Common Stock referred to in clause (a) of this Section 10.

         In the event of a default under this Section 10 that does not result in the termination of this Agreement, either the Underwriters or the Company shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. No action taken pursuant to this Section 10 shall relieve the Company or the Selling Shareholder so defaulting from liability, if any, in respect of such default.

         11.   MISCELLANEOUS.

         All communications hereunder shall be in writing and, if sent to any of the Underwriters, shall be mailed, first class postage prepaid, sent via reliable overnight delivery service, sent by facsimile (and by one of the two preceding methods), delivered by hand or telegraphed and confirmed in writing to the Underwriters in care of Cruttenden Roth Incorporated, 24 Corporate Plaza, Newport Beach, CA 92660 Attention: Shelly Singhal, or if sent to the Company shall be sent by one of the foregoing methods to the Company at The Plastic Surgery Company, 104 West Anapamu Street, Suite G, Santa Barbara, CA 93101, Attention: Dennis E. Condon.

         This Agreement has been and is made solely for the several Underwriters' and the Company's and the Selling Shareholders' benefits and of the controlling persons, directors and officers referred to in Section 7, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" as used in this Agreement shall not include a purchaser, as such purchaser, of Shares from an Underwriter.

         This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

         This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

         In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         THE COMPANY, EACH SELLING SHAREHOLDER AND YOU EACH HEREBY IRREVOCABLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         You hereby represent and warrant to the Company and each Selling Shareholder that you have authority to act hereunder on behalf of the several Underwriters, and any action hereunder taken by you will be binding upon all the Underwriters.

         Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Shareholders and you.

                              Very truly yours,

                              THE PLASTIC SURGERY COMPANY


                              By:
                                  Name:
                                  Title:


                              SELLING SHAREHOLDERS:



                              By:
                                  _____________________________________________
                                  ________________________, as Attorney-in-Fact
                                  for each of the Selling Shareholders
                                  identified on Schedule II

Confirmed and accepted as of the
date first above written.


CRUTTENDEN ROTH INCORPORATED



By:
     ---------------------------
     Name:
     Title:

                                   SCHEDULE I

                                  UNDERWRITERS

                                                                NUMBER OF
NAME OF UNDERWRITER                                            FIRM SHARES
-------------------                                            -----------




                                                       TOTAL

                                  SCHEDULE II

                              SELLING SHAREHOLDERS
                               FOR OPTION SHARES

                                                                  Number of
                                                                   Option
Name of Selling Shareholder                                        Shares
---------------------------                                        ------



                                                       TOTAL
